CERTIFICATE OF INCORPORATION
                                       OF
                           ESQUIRE FUNDING GROUP, INC.

                Under Section 402 of the Business Corporation Law

         The undersigned, being a natural person of a lease 18 years of age and acting as the incorporator of the Corporation hereby formed under the Business Corporation Law of the State of New York, DOES HEREBY CERTIFY THAT:

FIRST:   ESQUIRE FUNDING GROUP, INC. shall be the name of the Corporation.

SECOND:  The Corporation is formed for the following purposes:

                  To carry on the activity of mortgage brokering, mortgage banking and other related financial and lending services, subject to the appropriate governmental approval.

                  To purchase or otherwise acquire, hold, own, improve, manage, operate, sell, exchange, convey, transfer, lease, mortgage, finance, hypothecate, encumber, and otherwise dispose of, and deal with, real property, improved or unimproved, and personal property, tangible or intangible, including without limitation good, wares and merchandise of every description and the securities and obligations of any issuer, whether or not incorporated.

                  To enter into, perform and carry out contracts and agreements of every kind and nature, with any person, firm, corporation or other entity, and any state, county, municipal or other governmental body, including all boards, bureaus and agencies thereof.

                  To carry on any other activities necessary to, in connection with or incidental to the foregoing.

                  To exercise the powers, in furtherance of the corporate purposes, granted by the New York Business Corporation Law, including without limitation the powers enumerated in Section 202 thereof.

The provisions of this Article shall be construed as purposes and objects, and the matters expressed in each provision hereof shall not be limited in any way, except as otherwise expressly provided herein, by reference to or inference from the terms of any other provision hereof, and shall be regarded as independent purposes and objects. The enumeration of specified purposes and objects shall not be construed to exclude, limit or otherwise restrict in any manner any power, right or privilege given to the Corporation herein or by law, or to limit or restrict in any manner the meaning of the provisions hereof, or the general powers of the Corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expresses.

THIRD: The office of the Corporation shall be located in the County of New York and State of New York.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 200 shares, no par value, all of which shall be of the same class and all of which hereby are designated as common stock, Each share of the common stock of the Corporation shall have one vote for all corporate purposes, with no cumulative voting rights. Each share of common stock shall have equal rights on dissolution, corporate distribution and for all other corporate purposes.

FIFTH: No shareholder of the Corporation, by reason of the shareholdings of such shareholder, shall have any preemptive right to purchase, subscribe to, or have first offered to, any shares of any class of the Corporation, presently or subsequently authorized, or any notes, debentures, bonds or other securities of the Corporation convertible into, or carry options or warrants to purchase, shares of any class, presently or subsequently authorized (whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholders), other than such rights, if any, as the Board of Directors in its sole discretion from time to time may grant, at such prices as the Board of Directors in its discretion may fix. The Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase, shares of any class without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

SIXTH: The Corporation, to the fullest extent permitted by Section s722, 723 and 724 of the New York Business Corporation Law, as the same may be amended an supplemented, shall indemnify any and all persons whom it shall have power to indemnify under said Sections from and against any and all of the expenses, liabilities or other matters referred to in, or covered by, said Sections. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office. The indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

IN  WITNESS  WHEREOF,   the  undersigned  has  executed  and  acknowledged  this
Certificate on December 5, 1988

/s/  Elliot H. Fuld
------------------------
ELLIOTT H. FULD
Incorporator
342 Madison Avenue
Suite 902
New York, New York 10173

STATE OF NEW YORK          )
                           )       SS.:
COUNTY OF NEW YORK         )


         On this 5th day of December, 1988, before me personally came ELLIOTT H. FULD, to me know to be the individual described in and who executed the foregoing certificate, and acknowledged that he executed said certificate.

/s/ Yoram Gafni
---------------------------
Yoram Gafni

Notary Public, State of New York
No. 41-4809631
Qualified in Queens County
Commission Expires 6/11/90